Exhibit 99.1

Contact:	Kathleen Campbell, Marketing Director	First Citizens National Bank
	570-662-0422	15 S. Main Street
	570-662-8512 (fax)	Mansfield, PA 16933

Citizens Financial Services, Inc. Reports Record Third Quarter 2006 Earnings

MANSFIELD, PENNSYLVANIA— October 20, 2006 - Citizens Financial Services, Incorporated (OTC BB: CZFS), parent company of First Citizens National Bank, has released its unaudited financial performance for the third quarter of 2006.

Net income for the three months ended September 30, 2006 was $1,548,000, which compares to $1,318,000 for the same period last year. This represents an increase of 17.5%. On a year to date basis, net income was $4,310,000 compared with $3,898,000 last year, an increase of 10.6%. Earnings per share for the year are $1.51 compared with $1.35 for the first nine months of 2005, representing an increase of 11.9%.

CEO and President Randall E. Black stated, “the current banking environment continues to remain a difficult and challenging one. Despite the recent pause in the Federal Reserve’s monetary tightening policy during the second quarter, which has occurred steadily during the last two years, the sustained flat yield curve remains in effect. This has impacted our net interest margin as well as most financial institutions across the country and within our local service area.”

Return on equity for the nine months ended September 30, 2006 and 2005 was 13.18% and 12.53%, respectively. For the three months ended September 30, 2006, return on equity was 14.03% compared with 12.55% for the same period in 2005. Mr. Black noted, “these results reflect our continued focus on managing our administrative costs and the implementation of tax planning strategies using tax-exempt investments and loans. In fact, our non-interest expenses for the nine months ended September 30, 2006 totaled $11,326,000 compared with $11,506,000 for 2005, a decrease of $180,000. For that same period, the provision for income taxes has decreased $245,000 even though income before taxes has increased $167,000.”

Since September of last year, total assets have increased $51.1 million, or 10.0%. At the end of September, total assets were $560.7 million compared to $509.6 million last September. Net loans have increased $35.9 million since last September, an increase of 9.7%. Deposits have increased $17.5 million and borrowed funds have increased $31.5 million to fund the overall growth in assets.

Stockholders’ Equity, excluding accumulated other comprehensive income, has increased $2.3 million, or 5.4% since last September. Book value per share at September 30, 2006 was $15.76 compared with $14.87 last year, an increase of 6.0%. In September, a cash dividend of $.22 per share was declared and will be paid to shareholders on October 27, 2006 to record holders as of October 13, 2006. This represents an increase of 4.8% over 2005’s quarterly dividend.

Mr. Black also noted that “as planned, the construction of our new branch in Wellsville, New York is nearly completed and will be open for business on October 30, 2006. We continue to be optimistic about our potential to grow our bank in New York.”

Citizens Financial Services, Inc., has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 16 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	September 30	December 31	September 30
(in thousands except share data)	2006	2005	2005
ASSETS:
Cash and due from banks:
Noninterest-bearing	$9,616	$8,498	$7,868
Interest-bearing	26	111	540
Total cash and cash equivalents	9,642	8,609	8,408

Available-for-sale securities	103,301	102,602	90,512

Loans (net of allowance for loan losses:	407,769	379,139	371,852
2006, $3,841; December 31, 2005, $3,664; and September 30, 2005, $3,666)
Premises and equipment	12,574	12,305	12,316
Accrued interest receivable	2,407	2,164	2,037
Goodwill	8,605	8,605	8,605
Bank owned life insurance	7,967	7,743	7,669
Other assets	8,389	8,074	8,184

TOTAL ASSETS	$560,654	$529,241	$509,583

LIABILITIES:
Deposits:
Noninterest-bearing	$49,741	$50,600	$52,246
Interest-bearing	398,418	379,199	378,436
Total deposits	448,159	429,799	430,682
Borrowed funds	64,295	52,674	32,814
Accrued interest payable	1,994	1,862	1,627
Commitment to purchase investments	-	752	300
Other liabilities	2,628	2,593	2,718
TOTAL LIABILITIES	517,076	487,680	468,141
STOCKHOLDERS' EQUITY:
Common Stock
$1.00 par value; authorized 10,000,000 shares; issued
2,992,896 shares in 2006 and 2,965,257 in 2005, respectively	2,993	2,965	2,965
Additional paid-in capital	11,933	11,359	11,359
Retained earnings	33,140	31,251	30,472
TOTAL	48,066	45,575	44,796
Accumulated other comprehensive loss	(1,018)	(1,540)	(880)
Less: Treasury Stock, at cost 162,674 shares for
2006 and 118,715 for 2005, respectively	(3,470)	(2,474)	(2,474)
TOTAL STOCKHOLDERS' EQUITY	43,578	41,561	41,442
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$560,654	$529,241	$509,583

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2006	2005	2006	2005
INTEREST INCOME:
Interest and fees on loans	$7,226	$6,362	$20,639	$18,386
Interest-bearing deposits with banks	-	3	-	2
Investment securities:
Taxable	851	698	2,549	2,240
Nontaxable	232	153	679	394
Dividends	74	50	223	156
TOTAL INTEREST INCOME	8,383	7,266	24,090	21,178
INTEREST EXPENSE:
Deposits	3,067	2,416	8,390	6,840
Borrowed funds	849	383	2,388	1,140
TOTAL INTEREST EXPENSE	3,916	2,799	10,778	7,980
NET INTEREST INCOME	4,467	4,467	13,312	13,198
Provision for loan losses	105	30	225	30
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	4,362	4,437	13,087	13,168
NON-INTEREST INCOME:
Service charges	827	784	2,342	2,203
Trust	135	161	372	368
Brokerage	45	45	142	138
Insurance	32	61	88	205
Investment securities gains, net	5	-	4	-
Earnings on bank owned life insurance	78	71	224	220
Other	91	109	364	334
TOTAL NON-INTEREST INCOME	1,213	1,231	3,536	3,468
NON-INTEREST EXPENSES:
Salaries and employee benefits	2,055	1,993	6,078	5,888
Occupancy	261	262	845	846
Furniture and equipment	146	156	442	491
Professional fees	125	132	371	408
Amortization	36	145	216	434
Other	1,075	1,133	3,374	3,439
TOTAL NON-INTEREST EXPENSES	3,698	3,821	11,326	11,506
Income before provision for income taxes	1,877	1,847	5,297	5,130
Provision for income taxes	329	529	987	1,232
NET INCOME	$1,548	$1,318	$4,310	$3,898

Earnings Per Share	$0.55	$0.46	$1.51	$1.35
Cash Dividends Paid Per Share	$0.215	$0.205	$0.640	$0.580

Weighted average number of shares outstanding	2,835,763	2,874,181	2,850,211	2,887,619

FINANCIAL HIGHLIGHTS
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE AND RATIO DATA)

	2006	2005
Nine Months Ended Sepetember 30
Net Income	$4,310	$3,898
Comprehensive Income	4,833	2,855
Per common share data:
Earnings per share	$1.51	$1.35
Cash dividends paid per share	$0.64	$0.61
Performance Ratios:
Return on average assets (annualized)	1.06%	1.03%
Return on average equity (annualized)	13.18%	12.53%

Three Months Ended September 30
Net Income	$1,548	$1,318
Per common share data:
Earnings per share	$0.55	$0.46
Cash dividends paid per share	$0.215	$0.205
Performance Ratios:
Return on average assets (annualized)	1.12%	1.03%
Return on average equity (annualized)	14.03%	12.55%

At September 30
Assets	$560,654	$509,583
Investment securities:
Available for sale	103,301	90,512
Loans (net of unearned income)	411,610	375,518
Allowance for loan losses	3,841	3,666
Deposits	448,159	430,682
Stockholders' Equity	43,578	41,442
Non-performing assets	2,954	2,857
Average Leverage Ratio	7.91%	8.03%
Per common share data:
Book value	$15.76	$14.87
Market value (average of bid/ask price)	$22.50	$20.30
Market price to book value ratio	142.79%	136.53%

			Cash Dividends
Common Stock Information:	Bid	Ask	Paid

Quarter Ended:

September 30, 2006	$22.00	$23.00	$0.215
June 30, 2006	$21.60	$23.00	$0.215
March 31, 2006	$21.35	$23.25	$0.210
December 31, 2005	$20.80	$21.00	$0.210

September 30, 2005	$20.10	$20.50	$0.205
June 30, 2005	$21.00	$21.70	$0.205
March 31, 2005	$23.50	$24.25	$0.200
December 31, 2004	$23.65	$24.00	$0.200